                     SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934.

Filed by the Registrant [ x ]
Filed by Party other than the Registrant [   ]

[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only [as permitted by Rule
          14a-6(e)(2)]
[ x ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
          240.14a-12

                                 ROYAL SILVER MINES, INC.
                (Exact name of Registrant as specified in its charter.)

                             Commission File number 0-25170

Payment of Filing Fee (Check the appropriate box):

[ x ]     No fee required.
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-1:
          1.   Title of each class of securities to which transaction applies:
          2.   Aggregate number of securities to which transaction applies:
          3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act
               Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          4.   Proposed maximum aggregate value of transaction:
          5.   Total fee paid:

[   ]     Fee paid previously with preliminary materials.
[   ]     Check box if any part of the fee is offset as provided
          by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1.   Amount Previously Paid;
          2.   Form, Schedule or Registration Statement No.
          3.   Filing Party:
          4.   Date Filed:

                                   May 7, 1997



Dear Shareholders:

     On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Shareholders of ROYAL SILVER MINES, INC. to be held at the Cavanaugh's Inn at the Park, 303 West North River Drive, Ballroom D, Spokane, Washington, on Thursday, May 29, 1997, commencing at 1:30 p.m., P.D.T. We look forward to the opportunity of personally greeting those of you who are able to attend.

     At the meeting you are being asked to consider the election of six directors, increasing the authorized shares of Common
Stock of the Company, authorizing a class of Preferred Stock and the appointment of independent auditors.

     The complete text of these proposals and the reasons the directors have proposed their adoption are contained in this proxy statement. I urge you to carefully study them.

     FOR THE REASONS STATED THEREIN, YOUR BOARD OF DIRECTORS
         RECOMMENDS THAT YOU VOTE "FOR" THESE PROPOSALS.

     During the course of the meeting, management will report on the current activities of ROYAL SILVER MINES, INC. and comment on its future plans. A discussion period is also planned so that Shareholders will have an opportunity to ask questions and present their comments.

     Under the provisions of the Bylaws, the Board of Directors has fixed the close of business on April 3, 1997 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting.

     Please take a moment to sign, date and mail your proxy in the enclosed envelope. Should you later decide to join us at the meeting, you may withdraw your proxy at that time and vote in person.

     Thank you for your interest and consideration.


                              Very truly yours,



                              HOWARD CROSBY
                              Chairman of the Board

                     ROYAL SILVER MINES, INC.

             Notice of Annual Meeting of Shareholders

To Shareholders:

     The Annual Meeting of Shareholders of ROYAL SILVER MINES,
INC. (the "Company") will be held at the Cavanaugh's Inn at the Park, 303 West North River Drive, Ballroom D, Spokane,
Washington, on Thursday, May 29, 1997, commencing at 1:30 p.m.,
P.D.T., for the following purposes:

     1. Election of six directors to succeed those whose terms have expired;

     2. To consider and act upon a proposal to amend the Company's Articles of Incorporation. The proposed amendment would increase the authorized Common Stock of the Company from 40,000,000 shares, par value $0.01 per share, to 100,000,000 shares of Common Stock, $0.01 par value per share.

     3. To consider and vote upon a proposal to amend the Articles of Incorporation to authorize ten million shares of Preferred Stock, $0.01 par value per share, for possible issuance from time-to-time and in such series and upon such terms as shall be determined by the Board of Directors.

     4.   Ratification of the appointment of Williams & Webster,
Certified Public Accountants, to audit the financial statements of the Company for the year ending December 31, 1997; and,

     5. To act upon such other matters as may properly come before the meeting and any adjournment thereof.

     Only Shareholders of record at the close of business on April 3, 1997, will be entitled to notice of and to vote at the Annual Meeting.

                              By Order of the Board of Directors

                              Robert Jorgensen
                              Vice President

Spokane, Washington
May 7, 1997

                      YOUR VOTE IS IMPORTANT

              Please complete, date, sign and return
                 the enclosed proxy immediately.

                     ROYAL SILVER MINES, INC.
                        10220 North Nevada
                            Suite 270
                   Spokane, Washington   99218

                         PROXY STATEMENT
                  ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON May 29, 1997
                       AT 1:30 p.m. P.D.T.

                           INTRODUCTION

     These Proxy materials are furnished in connection with the solicitation by the Board of Directors of ROYAL SILVER MINES, INC., a Utah corporation (the "Company"), for use at its Annual Meeting of Shareholders to be held on May 29, 1997, at 1:30 p.m., P.D.T., at the Cavanaugh's Inn at the Park, 303 West North River Drive, Ballroom D, Spokane, Washington (the "Annual Meeting"), and any adjournment thereof. Only Shareholders of record, as of the close of business on April 3, 1997 will be entitled to vote at the meeting or any adjournment thereof. This Proxy Statement and form of Proxy are being sent to Shareholders on or about May 7, 1997.

                    PURPOSES OF ANNUAL MEETING

     At the Annual Meeting, Shareholders entitled to vote will be asked to consider and take action to increase the authorized shares of Common Stock of the Company; elect six (6) directors to succeed those whose terms have expired; amend the Article of Incorporation to increase the authorized Common Stock of the Company; amend the Articles of Incorporation to create a class of Preferred Stock; and ratify the appointment of Williams & Webster, Certified Public Accountants, as independent auditors to make an examination of financial statements of the Company for the fiscal year ending December 31, 1997; and, such other business as may come before the meeting. See "Voting at the Annual Meeting of Shareholders."

                     SOLICITATION OF PROXIES

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors and management of the Company to be used at the Annual Meeting of Shareholders and at any adjournment or adjournments thereof. Properly executed proxies received prior to the meeting will be voted at the meeting. If a Shareholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specifications. If no specification is made, it will be voted in accordance with the recommendations of the Board of Directors and management which are FOR the election of the directors named in the Proxy Statement; FOR the increase in authorized shares of Common Stock of the Company; FOR the authorization of a class of Preferred Stock; and, FOR ratification of the appointment of Williams & Webster as the Company's principal independent public accountants for 1997. The proxy may be revoked by you at any time before it is voted at the meeting.

     This Proxy Statement and accompanying form of proxy are first being sent or given to Shareholders on or about May 7, 1997.

     Shareholders of record at the close of business on April 3, 1997 are entitled to notice of and to vote at the meeting. On April 3, 1997 there were outstanding and entitled to vote 13,384,232 shares of Common Stock (each of which is entitled to one vote). A majority of the votes cast by the holders of Common Stock is required to increase the authorized shares of Common Stock of the Company, for the election of directors and a majority of the votes cast by such holders is required for ratification of the appointment of the principal independent public accountants.

                      REVOCATION OF PROXIES

     Any Shareholder has the power to revoke his or her proxy at any time, insofar as it has not been exercised, by the written notice of a subsequently dated proxy, received by the Company prior to or at the Annual Meeting or by oral revocation given by the Shareholder in person at the Annual Meeting or any adjournment thereof.

                         PROXY COMMITTEE

     Management of the Company has appointed a Proxy Committee consisting of Howard Crosby and Thomas Henricksen in whose names the proxies are solicited on behalf of the Company.

           VOTING AT THE ANNUAL MEETING OF SHAREHOLDERS

     The Board of Directors of the Company has fixed the close of business on the 3rd day of April, 1997, as the record date for determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding, Thirteen Million, Three Hundred Eighty-four Thousand, Two Hundred Thirty-two (13,384,232) shares of Common Stock entitled to vote. A majority of such shares will constitute a quorum for the transactions of business at the Annual Meeting. The holders of record on the Record Date of the shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to vote at the Annual Meeting.

                            IMPORTANT

     Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, sign and date the accompanying proxy and mail it at once in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will be revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.

                  INFORMATION CONCERNING VOTING

     As of the close of business on April 3, 1997, the Company has authorized Forty Million (40,000,000) shares of one class of Common Stock and it has issued and outstanding Thirteen Million, Three Hundred Eighty-four Thousand, Two Hundred Thirty-two (13,384,232) shares of one class of Common Stock. Only holders of record of the Company's Common Stock at the close of business on April 3, 1997 are entitled to notice and to vote on matters which come before the Annual Meeting or any adjournment thereof. On all matters requiring a shareholder vote, each shareholder is entitled to one vote in person or by proxy at the Annual Meeting for each share of Common Stock of the Company recorded in his/her name. Proposals Nos. 1 and 4 will be decided by a majority vote of those shares voting and Proposals 2 and 3 will decided upon by a majority vote of the total outstanding shares eligible to vote.

                            PROPOSAL 1

                      ELECTION OF DIRECTORS

     Six directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the following six nominees. If the proxy indicates that the stockholder wishes to withhold a vote from one or more nominees for directors, such instructions will be followed by the persons named in the proxy. Four of the nominees are now members of the Board of Directors and were elected by the Shareholders at the last annual shareholders meeting and two (Messrs. Henricksen and Stulp) were appointed by the Board of Directors to fill vacancies created by resignations of former Board members. Management has no reason to believe that any of the nominees will not serve. In the event that any nominee should not be available, and if the Board has designated a substitute nominee, the persons named in the proxy will vote for the substitute nominee designated by the Board of Directors.

Meetings and Committees of the Board

     During the year ended December 31, 1996, the Board unanimously adopted resolutions on five occasions, pursuant to applicable Utah law. The action taken by the Board on the one occasion was without a meeting.

     Currently, the Company does not have any Committees of the Board of Directors.

                             NOMINEES

Howard M. Crosby

      Since February 1994, Mr. Crosby is the President and a member of the Board of Directors. Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm. From September 1992 to May 1993, Mr. Crosby was employed by Digitran Systems, Inc., of Logan, Utah, in the marketing department. In May of 1993, Mr. Crosby entered into a business consulting relationship with Centurion Mines Corporation, and has served as president and director of Mammoth Mining Company and Gold Chain Mining Company, both Centurion subsidiaries. In July, 1992, Mr. Crosby filed a Chapter 13 petition for bankruptcy. The reorganization plan was approved in October 1992. Mr. Crosby received a B.A. degree from the University of Idaho in 1974.

Robert E. Jorgensen

     Since August 1995, Mr. Jorgensen has been the Executive Vice President, Treasurer and a member of the Board of Directors of the Company. Mr. Jorgensen has served as vice-president, secretary and director of Celebration Mining Company, a Nevada public company. From 1987 to 1991, Mr. Jorgensen was an investment broker and owner of RCL Northwest, Inc., a regional investment firm. Mr. Jorgensen was a broker with Cohig & Associates, Inc., from January 1992 to May 1992. In May 1992, Mr. Jorgensen retired from the brokerage business and has since been a private investor. Mr. Jorgensen filed for protection under Chapter 7 of the Bankruptcy Code in August 1992. Mr. Jorgensen received a degree in Business Administration from the University of Idaho.

Thomas Henricksen

     Since February 5, 1997, has been the Secretary and a member of the Board of Directors of the Company. Mr. Henricksen is a professional geologist who is currently working as an independent consulting geologist specializing in precious and base metal exploration projects in North and South America. From 1991 to July 1996, Mr. Henricksen was regional manager for Kennecott

Exploration, where he was responsible for overseeing all exploration activities in Alaska and the Pacific Northwest.
Prior to working for Kennecott, Mr. Henricksen was senior geologist for U.S. Borax from 1977 to 1991. Mr. Henricksen holds a Ph.D. in economic geology from Oregon State University and a B.S. degree in geology from the University of Wisconsin-Oshkosh.

Ronald Kitching

     Since August 1995, Mr. Kitching has been a member of the Board of Directors of the Company. Prior to his retirement five years ago, Mr. Kitching was involved in the mining industry for over 35 years holding various positions, including serving as president of Overland Drilling Company, an Australian exploration drilling company, and as co-founder of Glindeman-Kitching Enterprises, an exploration drilling company. Mr. Kitching has served as a director for Celebration Mining Company since May 1994.

John Ryan - Vice President of Corporate Development

     Since September 1996, Mr. Ryan has been Vice President of Corporate Development. Mr. Ryan is a professional mining engineer. Mr. Ryan has served as a consultant in mine engineering services, and will continue in these activities during his tenure, as well as, engage in other matters in accordance with the direction and assignment of the Board of Directors. In addition to his professional degree in Mining Engineering, which he received from the University of Idaho, Mr. Ryan also holds a Juris Doctorate (J.D.) law degree from the Boston College School of Law.

Kevin Stulp

     Mr. Stulp was appointed to the Board of Directors of the Company to fill the vacancy created by the resignation of Hal Cameron. Since August 1995, Mr. Stulp has been an independent consultant in the fields of volume electronics and manufacturing, general business consulting, business strategy, business use of the Internet, automation and integration through computers, and financial analysis. From July 1994 to July 1995, Mr. Stulp was Director of Manufacturing Reengineering for Compaq Computer Corporation, Houston, Texas. From September 1992 to June 1994, Mr. Stulp was Director of Manufacturing for Compaq Computer Corporation. From September 1986 to September 1992, Mr. Stulp was PCA Operations Manager for Compaq Computer Corporation. From December 1983 to September 1986, Mr. Stulp held various positions with Compaq Computer Corporation, including industrial engineer, new products planner and manufacturing manager. From July 1980 to December 1983, Mr. Stulp was a financial planner with Texas

Instruments, Houston, Texas. Mr. Stulp holds the degree of Masters in Business Administration and the degree of Bachelor of Science Mechanical Engineering, both from the University of Michigan, and the degree of Bachelor of Science from Calvin College, Grand Rapids, Michigan.

                      EXECUTIVE COMPENSATION

     It is the Board's responsibility to review and set compensation levels of the executive officers of the Company, evaluate the performance of management and consider management appointments and related matters. All decisions are decisions of the full Board. The Board considers the performance of the Company and how compensation paid by the Company compares to compensation generally in the mining industry and among similar companies. In establishing executive compensation, the Board bases its decisions, in part, on achievement and performance regarding broad-based objectives and targets relating to the continued acquisition of favorable silver properties and the progress of exploration and development of such properties, as well as the Company's financial performance.

     For Fiscal 1996, the Company's executive compensation policy consisted of two elements: base salary and stock awards. The policy factors which determine the setting of these compensation elements are largely aimed at attracting and retaining executives considered essential to the Company's long-term success. The granting of stock is designed as an incentive for executives to keep management's interests in close alignment with the interests of shareholders. The Company's executive compensation policy seeks to engender committed leadership to favorably posture the Company for continued growth, stability and strength of shareholder equity.

     The table below sets forth all cash and cash equivalent remuneration paid by the Company and its subsidiaries during the year ended December 31, 1996 to each of the Company's executive officers and to all executive officers of the Company as a group:

Name and Title                Cash Compensation

Howard Crosby, President      $78,000 yearly

Robert Jorgensen, Executive   $72,000 yearly
Vice President and Treasurer

Jerry Stacey, Vice            $70,000 yearly
President of Operations

John Ryan, Vice               $48,000 yearly
President of Corporate
Development

     In addition to the foregoing, each officer received 2,500 shares per quarter.

     These amounts were approved by the Board in recognition of the work and efforts and in completing the acquisition of a large number of silver mining properties prior to the end of Fiscal
1996.

     The Company anticipates paying the same cash and cash equivalent remuneration to the foregoing executive officers in the 1997.

     Further, the Board recognized the significant role of these individuals in managing the Company's principal office in Spokane, Washington and in raising funds for the Company's exploration and development activities. Finally, the Board of Directors took into account the reasonableness of these salaries in comparison with Executive salaries within the mining region. On the basis of the above factors, the Board determined that these salaries were proper and fitting. No other officers received a salary during Fiscal 1996.

     The Board believes that executive compensation during Fiscal
1996 substantially reflects the Company's compensation policy.

Compensation of Directors

     Directors of the Company are reimbursed for travel expenses incurred in serving on the Board of Directors. Directors who are not executive officers of the Company receive $150 a month for their services. An additional $50 per meeting is paid when the Company holds more than two Board meetings during any calendar month.

     Members of the Board of Directors also receive 2,500 shares of common stock for serving as such. In the event that a member of the Board of Directors is also an executive officer, he receives a total of 5,000 shares per quarter.

                        STOCK OPTION PLANS

     The Company's Employee Incentive Stock Option Plan (the "Plan") was adopted by the Board of Directors on January 10, 1992. The purpose of the Plan is to attract and retain qualified personnel. The Plan provides that the aggregate fair market value of the shares of Common Stock for which any participant may be granted incentive stock options in any calendar year shall not exceed $100,000 plus any "unused limited carryover" as determined under Section 422A(c) of the Internal Revenue Code of 1954, as amended.

     On January 8, 1997, the Company filed a Form S-8
Registration Statement with the Commission registering 831,775 shares of Common Stock for resale by certain shareholders of the Company.

     The Plan is administered by the Board of Directors of the Company who determine, subject to the provisions of the Plan, to whom options are granted and the number of shares of the Common Stock subject to option. The exercise price of such options granted under the Plan must at least equal 100% of the fair market value of the Common Stock on the date the option is granted.

     The Plan also provides that no option shall be exercisable more than three months after termination of an optionee's employment with the Company unless such termination of employment occurs by reason of death or permanent and total disability. In the event of the death or disability of a recipient of options while an employee of the Company, the options which were otherwise exercisable by the optionee or his legal representative or beneficiary of his estate at any time prior to the expiration of one year from the date of his death or disability. In no event, however, shall an option be exercisable after 10 years from the date it was granted.

                        PERFORMANCE GRAPH

     The graph below compares the cumulative total return to shareholders of Common Stock of the Company from June 16, 1993 through December 31, 1996, to cumulative total return of the S & P Metals Mining Index and the Russell 2000 Index for the same period of time. The Company does not believe any other published industry or line-of-business index adequately represents the current operations of the Company or that it can identify a peer group that merits comparison. The graph assumes $100 is invested in the Company's stock, each of the two indexes at the closing market quotations on June 16, 1993 and that dividends are reinvested. The performances shown on the graph are not necessarily indicative of future price performance.

                         Royal               S & P
Measurement Period       Silver    Russell   Metals
(Fiscal year covered)    Mines     2000      Mining
6/16/93                    100     100       100
1993                       100     112       113
1994                     1,200     110       132
1995                       972     141       146
1996                       300     165       149

     For the directors to be elected, Proposal No. 1, requires that a majority of the votes be cast in favor of the each director.

     The Board of Directors recommends the vote FOR Proposal No.
1, the election of Howard M. Crosby, Robert E. Jorgensen, Thomas
Henricksen, Ronald Kitching, John Ryan and Kevin Stulp.


                            PROPOSAL 2

         PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF
       INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK OF
   THE COMPANY FROM 40,000,000 SHARES $0.01 PAR VALUE PER SHARE
         TO 100,000,000 SHARES, $0.01 PAR VALUE PER SHARE

     The Board of Directors of the Company, unanimously approved and recommends to the shareholders that they consider and approve a proposed amendment to Article IV of the Company's Articles of Incorporation which would increase the Company's authorized shares from 40,000,000 shares of Common Stock, par value $0.01 per share to 100,000,000 shares of Common Stock, par value $0.01 per share. The proposed amendment would revise the Company's Certificate of Incorporation to read as follows:

          The total number of shares of Common Stock which the Corporation shall have authority to issue is One
     Hundred Million (100,000,000) shares of Common Stock, par value $0.01 per share.

     The Board of Directors recommends a vote "FOR" this proposal.

     The Board of Directors believes that the increase in the number of authorized shares will benefit the Company by improving its flexibility to consider and respond to future business opportunities and needs. The additional authorized shares will be available for issuance from time to time in connection with possible financings, the acquisitions of other mining properties, or the Company's incentive stock option plan. Authorized shares may be issued from time to time without action by the Company's stockholders to such persons and for such consideration and on such terms as the Board of Directors determines. The Company has no current plans to issue shares for any purpose.

     An affirmative vote by the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required for the adoption of this proposal to amend the Certificate of Incorporation.

     The Board of Directors recommends a vote "FOR" the amendment to the Articles of Incorporation to increase the authorized
Common Stock.

                            PROPOSAL 3

         PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF
      INCORPORATION TO AUTHORIZE A CLASS OF PREFERRED STOCK

     The Board of Directors of the Company has voted to propose and recommends that shareholders vote to amend Article IV of the Articles of Incorporation. This amendment would authorize for issuance a new class of capital stock consisting of 10,000,000 shares of Preferred Stock, $0.01 par value, (the "Preferred Stock") which would have such voting powers, designations, preferences, and relative participating, optional, conversion or other special rights, and such qualifications, limitations or restrictions as the Board of Directors may designate for each series thereof issued from time to time.

     There are no shares of Preferred Stock of the Company currently authorized. The proposed amendment would authorize the Board of Directors to issue Preferred Stock, from time to time, in one or more series, with such designation, voting powers, preferences, and relative, participating, optional, conversion or other special rights, and such qualifications, limitations and restrictions, as the Board of Directors may determine. These would include, but not be limited to, (a) the distinctive designation of each series and the number of shares that will constitute such series; (b) the dividend rate for such series;
(c) the price at which, and the terms and conditions on which, the shares os such series may be redeemed, if such shares are redeemable; (d) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (e) any preferential amount payable upon each share of such series in the event of the liquidation, dissolution or winding up of the Company; (f) the voting rights, if any, of shares of such series;
(g) the terms and conditions, if any, upon which shares of such series may be converted into shares of other classes or series of shares of the Company's Capital Stock, or securities issued by other issuers; and, (h) the relative rights of priority of each series as to dividends and assets. For the reasons discussed below, the Board of Directors recommends a vote "FOR this proposal.

     The above summary description of the proposed amendment to
Article IV of the Company's Articles of Incorporation is qualified in its entirety by reference to the complete text of
Article VI of the Articles of Incorporation contained in Exhibit
A hereto.

     The Board of Directors believes that the proposed authorization of Preferred Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, corporate mergers, acquisitions or properties or businesses, use in employee benefit plans or other corporate purposes. Having such authorized shares available for issuance in the future would allow shares of either Preferred Stock to be issued without the expense and delay of a special shareholders' meeting. The shares of Preferred Stock would be available for issuance without further action by the shareholders.

     The Board of Directors recommends a vote "FOR" this proposal.

     The Board of Directors believes that the authorization of a class of Preferred Stock will benefit the Company by improving its flexibility to consider and respond to future business opportunities and needs. The Preferred Stock will be available for issuance from time-to-time in connection with possible financings or the acquisitions of other mining properties. The Preferred Stock may be issued from time-to-time without action by the Company's stockholders to such persons and for such consideration and on such terms as the Board of Directors determines. The Company has no current plans to issue shares for any purpose.

     An affirmative vote by the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required for the adoption of this proposal to amend the Certificate of Incorporation.

     The Board of Directors recommends a vote "FOR" the amendment to the Articles of Incorporation to create a class of Preferred
Stock.

                            PROPOSAL 4

  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has to examine the consolidated financial statements of the Company for the current year ending December 31, 1997 and to perform other appropriate accounting services. Williams and Webster, P.S. have performed auditing and accounting services for the Company since 1996.

     A proposal will be presented at the meeting to ratify the appointment of Williams & Webster, P.S., as the Company's independent public accountants. One or more members of that firm are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If stockholders do not ratify this appointment by the affirmative vote of the shares present in person or represented by proxy at the meeting, other independent public accountants will be considered by the Board of Directors.

     Proposal 4, the ratification of the appointment of independent auditors, requires that a majority of the votes cast must be in favor of the proposal.

     The Board of Directors recommends a vote "FOR" ratification of the appointment of Williams & Webster, P.S., as the Company's independent public accountants.

                          OTHER MATTERS

     Management knows of no other matters to be brought before the Annual Meeting, but if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Company and Shareholders.

     The Annual Report of the Company for the year ended December
31, 1996, including financial statements, is enclosed herewith.

     Regardless of the number of shares you hold, it is important that your stock be represented at the meeting in order that the presence of a quorum can be secured. If you are unable to attend the meeting, you are urged to date and sign your proxy and return it without delay in the enclosed addressed envelope. The shares represented by each proxy so signed and returned will be voted in accordance with the Shareholder's directions.

                              By Order of the Board of Directors

                              Robert Jorgensen
                              Vice President

May 7, 1997